UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2007

CHINA BIO ENERGY HOLDING GROUP CO., LTD.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-25413 (Commission File Number)	65-0854589 (IRS Employer Identification No.)

Dongxin Century Square 7th Floor
High-tech Development District
Xi’an, Shaanxi Province, PRC 710043
(Address of principal executive offices and zip code)

+86 29 8268 3920
(Registrant’s telephone number including area code)

International Imaging Systems, Inc.
31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 14, 2007, China Bio Energy Holding Group Co., Ltd. (which prior to November 15, 2007, was known as “International Imaging Systems, Inc.”) (the “Registrant”) caused to be formed a corporation under the laws of the State of Delaware called China Bio Energy Holding Group Co., Ltd. ("Merger Sub") and on November 14, 2007, acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became a wholly-owned subsidiary of the Registrant.

On November 15, 2007, Merger Sub was merged with and into the Registrant. As a result of the merger, the corporate name of the Registrant was changed to “China Bio Energy Holding Group Co., Ltd.” Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of Merger Sub then ceased. The Registrant was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Registrant.

The Registrant, as the parent domestic Delaware corporation, owning at least 90 percent of the outstanding shares of Merger Sub, under Delaware law (Section 253 ) may merge Merger Sub into itself without stockholder approval and effectuate a name change without stockholder approval.

A copy of the Agreement and Plan of Merger and a copy of the Certificate of Ownership and Merger are incorporated herein by reference and filed as Exhibits 2.1 and 3.1, respectively, to this Form 8-K.

Item 9.01  and Exhibits.

(b)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated November 15, 2007
3.1	Certificate of Ownership and Merger, dated November 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Bio Energy Holding Group Co., Ltd.

By:  /s/ Gao Xincheng

Name:  Gao Xincheng
Title:  Chief Executive Officer and President
Dated:  November 23 , 2007